________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________________________

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina                            57-0425114
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

104 S. Main St.                             29601
Greenville, South Carolina                         (Zip Code)
(Address principal executive offices)

World Acceptance Corporation 2017 Stock Incentive Plan
(Full title of the plan)
________________________________

Luke J. Umstetter
Senior Vice President, General Counsel,
Chief Compliance Officer and Secretary
World Acceptance Corporation
104 S. Main St.
Greenville, South Carolina 29601
Telephone: (864) 298-9800
(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

With a copy of all communications to:

Kerry T. Wenzel
Alston & Bird LLP
One Atlantic Center
1201 W Peachtree St NE, Suite 4900
Atlanta, GA 30309
Tel: (404) 881-7000

________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by World Acceptance Corporation (the “Company”) for the purpose of registering an additional 370,000 shares of Company common stock, no par value (“Common Stock”) that may become available for issuance with respect to awards granted under the World Acceptance Corporation 2017 Stock Incentive (the “Plan”) pursuant to the share counting and share recycling provisions of the Plan.

In accordance with General Instruction E to Form S-8, the Company’s prior registration statement on Form S-8 relating to the Plan, previously filed with the Securities and Exchange Commission (the “Commission”) on September 8, 2017 (File No. 333-220391) is incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1
Second Amended and Restated Articles of Incorporation of World Acceptance Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-107426) filed with the Commission on July 29, 2003)

4.2
Eighth Amended and Restated Bylaws of World Acceptance Corporation (incorporated by reference to Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-19599) filed with the Commission on November 8, 2018)

4.3	Specimen Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 33-42879) filed with the Commission on October 28, 1991)
5.1*	Opinion of Alston & Bird LLP
23.1*	Consent of RSM US LLP
23.2*	Consent of Alston & Bird LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)

99.1
World Acceptance Corporation 2017 Incentive Plan (incorporated by reference to Exhibit 99 to the Registrant’s Registration Statement on Form S-8 (File No. 333-220391) filed with the Commission on September 8, 2017)

107*	Calculation of Filing Fee Table
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on June 6, 2025.

WORLD ACCEPTANCE CORPORATION

By: /s/ R. Chad Prashad
R. Chad Prashad
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Luke J. Umstetter and John L. Calmes, Jr., and each of them, his or her true and lawful attorney-in-fact and agent with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and several power of authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed by the following persons in the capacities indicated on June 6, 2025.

/s/ R. Chad Prashad	/s/ John L. Calmes, Jr.
R. Chad Prashad	John L. Calmes, Jr.
President, Chief Executive Officer and Director	Executive Vice President and Chief Financial and Strategy Officer
(Principal Executive Officer)	(Principal Financial Officer)

/s/ Scott McIntyre
Scott McIntyre
Senior Vice President of Accounting
(Principal Accounting Officer)

/s/ Ken R. Bramlett, Jr.	/s/ Scott J. Vassalluzzo
Ken R. Bramlett, Jr.	Scott J. Vassalluzzo
Chairman of the Board of Directors and a Director	Director

/s/ Charles D. Way	/s/ Darrell Whitaker
Charles D. Way	Darrell Whitaker
Director	Director

/s/ Beth Neuhoff	/s/ Benjamin Robinson
Beth Neuhoff	Benjamin Robinson
Director	Director